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                                                                   EXHIBIT 23.01



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-30963, 333-30965, 333-61721, 333-45228 and
333-45230), on Form S-4 (333-56020) and on Form S-3 (Nos. 333-44617, 333-72523,
333-44314 and 333-56688) of PLATO Learning, Inc. of our report dated December 3, 2001, except as to Note 15, which is as of December 20, 2001 relating to the consolidated financial statements , which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated December 3, 2001 relating to the financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers LLP


Minneapolis, Minnesota
January 28, 2002